EXHIBIT 32





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     In connection with the Quarterly Report of Springbank Resources,  Inc. (the
"Company") on Form 10-QSB/A for the period ending May 31, 2007 as filed with the Securities and Exchange Commission (the "Report"), Clint R. Black, the Chief Executive Officer and Philip F. Grey, the Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.



July 13, 2007                          /s/ Clint R. Black
                                       ---------------------------------
                                       Clint R. Black, President and Chief
                                       Executive Officer


July 13, 2007                          /s/ Philip F. Grey
                                       ---------------------------------
                                       Philip F. Grey, Principal Financial
                                       Officer